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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


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                                   FORM 8-A

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              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                           SUIZA FOODS CORPORATION
            (Exact name of registrant as specified in its charter)

                Delaware                                 75-2559681
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)

         3811 Turtle Creek Blvd.
                Suite 1300
              Dallas, Texas                                75219
 (Address of principal executive offices)                (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                   Name of each exchange on
           to be so registered             which each class is to be registered

  Common Stock, $.01 par value per share         New York Stock Exchange

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None

                               (title of class)

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Item 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED.

         For a description of the Registrant's Common Stock, $0.01 par value, see "Description of Capital Stock" contained in the Prospectus which forms a part of the Registrant's Registration Statement on Form S-1, Registration No. 333-18263, as filed with the Securities and Exchange Commission on December 19, 1996 under the Securities Act of 1933, as amended, including all amendments to such Registration Statement. Such description is incorporated herein by this reference.

Item 2.  EXHIBITS.

         All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.

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                                   SIGNATURE


   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 18, 1997


                                         SUIZA FOODS CORPORATION
                                         (Registrant)



                                         By:     /s/ Gregg L. Engles
                                             ---------------------------
                                             Gregg L. Engles
                                             Chief Executive Officer